Exhibit 23.2

                       Arthur Andersen LLP
                       Public Accountants




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 22, 1999, included in CFI ProServices, Inc., dba Concentrex Incorporated=s Form 10-K for the year ended
December 31, 1998, and to all references to our Firm included in this registration statement.


Portland, Oregon.
September 22, 1999